Exhibit 10.26

Conversion and Exercise Notice

This Conversion and Exercise Notice is being delivered in connection with that certain Series B Preferred Stock Conversion and Warrant Exercise Agreement (the “Conversion and Exercise Agreement”), dated October 28, 2015 among COPsync, Inc., a Delaware corporation (the “Company”), and certain holders of shares of the Company’s Series B Preferred Stock (“Series B Shares”) and Warrants (“Warrants”) to acquire shares of the Company’s Common Stock (“Common Stock Shares”);

1.	The Undersigned, a holder Series B Shares and Warrants, subject to the terms and conditions under the Conversion and Exercise Agreement, hereby:

•	converts all the Series B Shares held by the Undersigned into Common Stock Shares pursuant to the terms of the Certificate of Designations

•	hereby amends the Warrants held by the Undersigned to reduce the exercise price from $0.20 per share to $0.125 and acknowledges receipt of proper notice of such amendment

•
exercises all the Warrants held by the Undersigned for Common Stock Shares, as amended above, at a price of  $.125 per Common Stock Share (pre-reverse split), which exercise price and the number of shares to be received upon exercise is to be equitably adjusted to reflect ~~a~~the Company’s recent 1-50 reverse stock split

•	agrees to wire the exercise price with respect to such Warrants to the Escrow Agent pursuant to the Escrow Agreement. pursuant to the terms of the Conversion and Exercise Agreement.

•
hereby terminates that certain Investor Rights Agreement, dated October 14, 2009, among the Company, the Holder and other holders of the Company’s Series B Shares (the “Investor Rights Agreement”) and waive any rights thereunder.

The foregoing actions are all contingent upon the effectiveness of the listing of the Company’s Common Stock Shares for trading on the NASDAQ market (the “Up-List”) and performance by the Company of its obligations under the Conversion and Exercise Agreement.

2.	The Undersigned shall receive as a signatory of the Conversion and Exercise Agreement, as applicable, pursuant to the conversions and exercises above, the following:

•
With respect to the conversion of the Series B shares, the number of Common Stock Shares specified in the Certificate of Designations on file with the Delaware Secretary of State to be issued with respect to a conversion of the Series B shares, PLUS an additional number equal to 20% of such shares.  These additional 20% Common Stock Shares shall be “restricted shares,” meaning they shall be subject to a six month holding period for SEC purposes.

•
With respect to the exercise of the Warrant, at the modified price of  $.125 per Common Stock Share (pre-reverse split), the number of Common Stock Shares specified in the Warrant, as equitably adjusted to reflect the recent 1-50 reverse stock split.  These Common Stock Shares shall be “restricted shares,” meaning they shall be subject to a six month holding period for SEC purposes.

The Common Stock Shares are to be issued in the following name(s) and delivered to the following address:

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SIGNATURE:  ______________________________                                                                                            DATE: __________________________

                          ______________________________

The Company hereby executes this Conversion and Exercise Notice for the purpose of (i) amending the Warrants held by the Undersigned to reduce the exercise price from $0.20 per share to $0.125, (ii) accepting the Undersigned’s notice of (a) conversion of the Series B Shares held by the Undersigned into Common Stock Shares, and (b) exercising all of the Warrants held by the undersigned, and (iii) terminating the Investor Rights Agreement.

COPSYNC, INC.

By:
Name:
Title: